UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

On July 19, 2021, Herman Miller, Inc. (“Herman Miller” or the “Company”) completed the previously announced acquisition of Knoll, Inc. (“Knoll”) pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of April 19, 2021, by and among the Company, Heat Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Knoll, pursuant to which Merger Sub merged with and into Knoll (the “Merger”), with Knoll surviving the Merger as a wholly-owned subsidiary of Herman Miller.
This Exhibit 99.1 includes (1) an unaudited pro forma condensed combined balance sheet as of May 29, 2021 (the "Unaudited Pro Forma Balance Sheet") and (2) an unaudited pro forma condensed combined statement of operations for the fiscal year ended May 29, 2021 (the "Unaudited Pro Forma Income Statement"). Together, the Unaudited Pro Forma Balance Sheet and the Unaudited Pro Forma Income Statement are referred to in this Exhibit 99.1 as the "Unaudited Pro Forma Financial Statements."
The Unaudited Pro Forma Financial Statements were prepared in accordance with Article 11 of SEC Regulation S-X. The historical consolidated financial information in the Unaudited Pro Forma Financial Statements has been adjusted to give pro forma effect to events that are (1) directly attributable to the Merger, (2) factually supportable, and (3) with respect to the Unaudited Pro Forma Income Statement, expected to have a continuing impact on the combined results of Herman Miller and Knoll.
The Unaudited Pro Forma Financial Statements do not give effect to any cost savings, operating synergies or revenue synergies that may result from the Merger or the costs to achieve any synergies.
The Unaudited Pro Forma Financial Statements have been presented for informational purposes only and are not necessarily indicative of what the combined company’s financial position or results of operations would have been had the transactions been completed as of the dates indicated. In addition, the Unaudited Pro Forma Financial Statements do not purport to project the future financial position or operating results of the combined company.
The Unaudited Pro Forma Financial Statements contain adjustments that are preliminary and may be revised. There can be no assurance that such revisions will not result in material changes to the information presented in the Unaudited Pro Forma Financial Statements. The assumptions underlying the pro forma adjustments are described in greater detail in the accompanying notes to the Unaudited Pro Forma Financial Statements.
•The Unaudited Pro Form Income Statement was prepared based on
1.the historical audited consolidated statement of operations of Herman Miller for the fiscal year ended May 29, 2021;
2.the historical unaudited condensed consolidated statement of operations of Knoll for the three months ended March 31, 2021; and
3.the historical audited consolidated statement of operations of Knoll for the twelve months ended December 31, 2020.
•The Unaudited Pro Forma Balance Sheet was prepared based on
1.the historical audited consolidated balance sheet of Herman Miller as of May 29, 2021; and
2.the historical unaudited condensed consolidated balance sheet of Knoll as of March 31, 2021.

The Merger will be accounted for using the acquisition method of accounting in accordance with Accounting Standards Codification (ASC) 805, Business Combinations.

The Unaudited Pro Forma Income Statement assumes the Merger occurred on May 31, 2020. The Unaudited Pro Forma Balance Sheet assumes the Merger occurred on May 29, 2021. The historical financial information included in the Unaudited Pro Forma Financial Statements was derived from and should be read in conjunction with the accompanying notes.

HERMAN MILLER, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
As of May 29, 2021

(in millions)	Herman Miller, Inc.	Knoll, Inc.	Reclassification Adjustments (Note 3)	Pro Forma Adjustments (Note 4)		Pro Forma Combined
ASSETS
Current Assets:
Cash and cash equivalents	$396.4	$10.8	$—	$(165.9)	A	$241.3
Accounts receivable, net	204.7	77.6	—	(3.9)	B	278.4
Inventories, net	213.6	206.5	—	10.7	C	430.8
Other current assets	76.8	53.1	—	—		129.9
Total current assets	891.5	348.0	—	(159.1)		1,080.4
Property and equipment, net	327.2	236.9	—	51.0	D	615.1
Right-of-use assets	214.7	181.8	—	—		396.5
Goodwill	364.2	341.1	—	574.8	E	1,280.1
Intangible assets, net	202.8	340.1	—	429.9	F	972.8
Other noncurrent assets	61.5	3.4	—	—		64.9
Total Assets	$2,061.9	$1,451.3	$—	$896.6		$4,409.8

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS & STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$178.4	$103.7	$—	$(3.9)	B	$278.2
Short-term borrowings and current portion of long-term debt	2.2	14.5	—	(14.5)	G	2.2
Other current liabilities	320.2	157.8		(4.7)	G	473.3
Total current liabilities	500.8	276.0	—	(23.1)		753.7
Long-term debt	274.9	269.3	—	739.6	G	1,283.8
Lease liabilities	196.9	173.1	—	—		370.0
Other liabilities	162.7	129.5		152.7	G, H	444.9
Total Liabilities	1,135.3	847.9	—	869.2		2,852.4

Redeemable noncontrolling interests	77.0	—	—	—		77.0
Convertible Preferred stock	—	166.9	—	(166.9)	I	—

Stockholders' Equity:
Preferred stock	—	—	—	—		—
Common stock	11.8	0.5	—	2.7	I	15.0
Additional paid-in capital	94.7	75.2	—	632.3	I	802.2
Retained earnings	808.4	410.9	—	(490.8)	J	728.5
Accumulated other comprehensive loss	(65.1)	(50.1)	—	50.1	I	(65.1)
Deferred compensation plan	(0.2)	—	—	—		(0.2)
Total Stockholders' Equity	849.6	436.5	—	194.3		1,480.4
Total Liabilities, Redeemable Noncontrolling Interests, Convertible Preferred Stock, and Stockholders' Equity	$2,061.9	$1,451.3	$—	$896.6		$4,409.8

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

HERMAN MILLER, INC.
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
For the fiscal year ended May 29, 2021

(in millions)	Herman Miller, Inc.		Knoll, Inc.	Reclassification Adjustments		Pro Forma Adjustments		Pro Forma Combined
Net sales	$2,465.1		$1,160.6	$—		$(19.6)	A	$3,606.1
Cost of sales	1,515.9		744.5	(14.4)	B, C, D	(16.6)	B	2,229.4
Gross margin	949.2		416.1	14.4		(3.0)		1,376.7
Operating expenses:
Selling, general and administrative	643.8		361.9	(12.5)	A, B, D	60.0	C, D, F, G	1,053.2
Impairment charges	—		13.8	—		—		13.8
Restructuring expense, net	2.7		21.9	—		—		24.6
Design and research	72.1		—	26.9	A, C	—		99.0
Total operating expenses	718.6		397.6	14.4		60.0		1,190.6
Operating earnings	230.6		18.5	—		(62.9)		186.2
Other expense, net	4.2		20.3	—		13.3	E	37.8
Earnings (loss) before income taxes and equity income	226.4		(1.8)	—		(76.2)		148.4
Income tax expense	47.9		3.3	—		(19.5)	H	31.7
Equity income from nonconsolidated affiliates, net of tax	0.3		—	—		—		0.3
Net earnings (loss)	178.8		(5.1)	—		(56.7)		117.0
Net earnings attributable to redeemable noncontrolling interests	5.7		—	—		—		5.7
Net earnings (loss) attributable to Herman Miller, Inc.	173.1		(5.1)	—		(56.7)		111.3
Net earnings attributable to Preferred stockholders	—		5.2	—		(5.2)	I	—
Net earnings (loss) available to common stockholders	$173.1		$(10.3)	$—		$(51.0)		$111.3

Earnings per share — basic	$2.94							$1.48
Shares used in basic per share calculations	58,931,268	J						75,191,428	J
Earnings per share — diluted	$2.92							$1.45
Shares used in diluted per share calculations	59,389,598	J						76,507,398	J

The accompanying notes are an integral part of the unaudited pro forma condensed combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

1. Description of Transaction and Basis of Presentation

The Transaction

On April 19, 2021, Herman Miller entered into the Merger Agreement with Merger Sub and Knoll, and the preferred stock purchase agreement with Furniture Investments Acquisitions S.C.S., an Investindustrial entity. Upon the terms and subject to the conditions of the Merger Agreement, on July 19, 2021, Merger Sub merged with and into Knoll, with Knoll surviving the Merger. All capitalized terms used herein but not defined are as defined in the Merger Agreement. Any summary of any provisions of the Merger Agreement set forth in this Exhibit 99.1 is qualified in its entirety by the actual provisions of the Merger Agreement.

At the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.01 per share, of Knoll (other than certain excluded shares described in the Merger Agreement, the “Knoll Common Stock”) issued and outstanding immediately prior to the Effective Time was converted into the right to receive (i) 0.32 shares of common stock, par value $0.20 per share, of the Company (“Company Common Stock”) and (ii) $11.00 per share in cash, without interest.

Pro Forma Adjustments

The Unaudited Pro Forma Income Statement illustrates the estimated effects of the Merger as if it had been completed on May 31, 2020, and the Unaudited Pro Forma Balance Sheet reflects the estimated effects of the Merger as if it had been completed on May 29, 2021. The historical consolidated financial information has been adjusted to give pro forma effect to events that are: (i) directly attributable to the Merger, (ii) factually supportable, and (iii) with respect to the Unaudited Pro Forma Income Statement, expected to have a continuing impact on the combined company. The pro forma adjustments are preliminary and based on estimates of the purchase consideration and estimates of the fair value and useful lives of the assets acquired and liabilities assumed.

The acquisition of Knoll by Herman Miller will be accounted for as a business combination using the acquisition method of accounting under the provisions of ASC 805, with Herman Miller representing the accounting acquiror under this guidance. In the Unaudited Pro Forma Balance Sheet, Herman Miller's costs to acquire Knoll have been allocated to the assets acquired and liabilities assumed based upon management’s preliminary estimate of the respective fair values of those assets and liabilities as of the date of the Merger. The pro forma adjustments are preliminary and are based upon available information and certain assumptions which management believes are reasonable under the circumstances and which are described in the accompanying notes herein. Actual results may differ materially from the assumptions within the accompanying Unaudited Pro Forma Financial Statements. Under ASC 805, generally all assets acquired and liabilities assumed are recorded at their acquisition date fair value. For purposes of the pro forma information presented herein, the fair value of Knoll's identifiable tangible and intangible assets acquired and liabilities assumed are based on a preliminary estimate of fair value. Any excess of the purchase price over the fair value of identified tangible and intangible assets acquired and liabilities assumed will be recognized as goodwill. Management believes the estimated fair values utilized for the assets acquired and liabilities assumed are based on reasonable estimates and assumptions. Preliminary fair value estimates may change as additional information becomes available, and such changes could be material. Following the consummation of the Merger, the Company has begun to conduct, but has not yet completed, a final review. As a result of that review, management may identify differences that, when finalized, could have a material impact on the information presented in the Unaudited Pro Forma Financial Statements.

The Unaudited Pro Forma Income Statement also includes certain acquisition accounting adjustments, including items expected to have a continuing impact on the results of the combined company, such as increased amortization expense on acquired intangible assets. The Unaudited Pro Forma Income Statement does not include the impacts of any cost savings, operating synergies, or revenue synergies that may result from the Merger or the costs to achieve any synergies.

Historical Information

The accompanying Unaudited Pro Forma Financial Statements were prepared in accordance with Article 11 of SEC Regulation S-X. The Unaudited Pro Forma Balance Sheet was prepared using the historical balance sheets of Herman Miller as of May 29, 2021 and Knoll as of March 31, 2021. Herman Miller has a 52- to 53-week fiscal year that ends on the Saturday closest to the last day in May, and Knoll has a fiscal year that ends on December 31. To comply with SEC rules and regulations for companies with different fiscal year ends, the Unaudited Pro Forma Financial Statements have been prepared utilizing periods that differ by less than 93 days. The Unaudited Pro Forma Income Statement was prepared using:

•the historical audited Consolidated Statement of Comprehensive Income of Herman Miller for the year ended May 29, 2021;

•the historical audited Consolidated Statement of Operations and Comprehensive Income of Knoll for the nine months ended December 31, 2020; and

•the historical unaudited Condensed Consolidated Statement of Operations and Comprehensive Income of Knoll for the three months ended March 31, 2021.

Both Herman Miller and Knoll's historical audited and unaudited consolidated financial statements were prepared in accordance with U.S. GAAP. The historical Knoll consolidated financial statements included within the Unaudited Pro Forma Financial Statements include certain reclassifications that were made to conform Knoll’s financial statement presentation to that of Herman Miller. Refer to Note 3—Accounting Policy Alignment and Reclassifications for more details.

2. Estimated Purchase Consideration and Preliminary Purchase Price Allocation

The estimated preliminary purchase price is calculated as follows (in millions, except share amounts):

Inputs:
Herman Miller stock price as of July 19, 2021	$43.44	(a)
Cash consideration per share per Merger Agreement	$11.00
Equivalent share amount per Merger Agreement	0.32
Equity Award Exchange Ratio	0.5613

	Knoll Shares	Herman Miller Shares Exchanged	Fair Value	Consideration
Cash Consideration:
Shares of Knoll Common Stock issued and outstanding at July 19, 2021	49,444,825		$543.9
Knoll equivalent shares for outstanding option awards, outstanding awards of restricted common stock held by non-employee directors and outstanding awards of performance units held by individuals who are former employees of Knoll and remain eligible to vest at July 19, 2021 (b)	184,857		1.4
Total number of shares of Knoll Common Stock to receive cash consideration	49,629,682		545.3	Cash

Shares of Knoll Preferred Stock issued and outstanding at July 19, 2021	169,165		254.4	Cash

Share Consideration:
Shares of Knoll Common Stock issued and outstanding at July 19, 2021	49,444,825
Knoll equivalent shares for outstanding awards of restricted common stock held by non-employee directors and outstanding awards of performance units held by individuals who were former employees of Knoll and remained eligible to vest at July 19, 2021 (b)	74,857
Total number of Knoll shares for share consideration	49,519,682	15,843,921	688.3	Herman Miller Common Stock

Replacement Share-Based Awards:
Outstanding awards of Knoll Restricted Stock and Performance units relating to Knoll Common Stock at July 19, 2021 (c)			22.4	Herman Miller Restricted Stock and Performance Unit Awards

Other Consideration
Consideration for payment to settle Knoll's outstanding debt			294.6
Less: Consideration for settlement of pre-existing payable to Knoll			(3.9)

Total preliminary acquisition date fair value of consideration transferred			$1,801.1

(a) The fair value of the share consideration is estimated using the closing price of Herman Miller common stock as of the acquisition date of July 19, 2021.

(b) As described in the Merger Agreement, each outstanding and unexercised option award to purchase shares of Knoll Common Stock was cancelled in consideration for the right to receive an amount in cash equal to the value of Merger consideration over the exercise price. Each outstanding award of restricted common stock of Knoll held by an individual who was a non-employee director of Knoll as of the Closing Date fully vested and converted into the right to receive the Merger Consideration.

(c) Each outstanding award of restricted Knoll Common Stock was converted into an award in respect of a number of shares of restricted common stock of the Company equal to the product of (i) the number of shares of Knoll Common Stock subject to the award multiplied by (ii) the sum of (A) the Exchange Ratio and (B) the quotient of (x) the Cash Consideration divided by (y) the volume weighted average price per share of Company Common Stock on the Nasdaq for the five consecutive trading days ending the two trading days prior to the Closing Date (such sum, the “Equity Award Exchange Ratio”).

Except as provided below, each outstanding award of performance units was converted into a time-vesting restricted unit award in respect of a number of restricted shares of Company Common Stock equal to the product of (i) the number of shares of Knoll Common Stock subject to the award (determined by deeming performance goals to be achieved at 100%) multiplied by (ii) the Equity Award Exchange Ratio.

Each outstanding award of performance units relating to Knoll Common Stock with performance conditions that were based on the performance of a specified Knoll subsidiary was converted into a performance unit award in respect of a number of shares of Company Common Stock equal to the product of (i) the number of shares of Knoll Common Stock subject to the award multiplied by (ii) the Equity Award Exchange Ratio.

The calculation of purchase consideration includes the portion of fair-value-based measure of the acquiree award that relates to the pre-combination service period in consideration transferred. The excess value of the replacement Herman Miller awards as well as the fair-value-based measure of the acquiree award related to the post combination service period will be recorded as post combination compensation cost over the remaining service term.

The preliminary allocation of total estimated consideration transferred, as if the Merger occurred on May 29, 2021, is as follows:

Assets acquired
Cash and cash equivalents	$10.8
Accounts receivable	77.6
Inventories	219.1
Other current assets	53.1
Property and equipment	287.9
Right-of-use assets	181.8
Intangible assets	770.0
Other noncurrent assets	3.4
Total assets acquired	$1,603.7

Liabilities assumed
Accounts payable	$103.7
Other current liabilities	153.1
Lease liabilities	173.1
Other liabilities	126.6
Total liabilities assumed	556.5
Net assets acquired, excluding goodwill	1,047.2
Deferred tax liability adjustment on the fair value of purchased intangibles, net	(162.0)
Total estimated preliminary purchase consideration	1,801.1
Goodwill	$915.9

3. Accounting Policy Alignment and Reclassifications

The Unaudited Pro Forma Financial Statements have been prepared using Herman Miller’s significant accounting policies as set forth in Herman Miller’s audited consolidated financial statements for the fiscal year ended May 29, 2021. During the preparation of the Unaudited Pro Forma Financial Statements, Herman Miller performed an initial review of the accounting policies of Knoll to determine if differences in accounting policies require reclassification or adjustment to conform to Herman Miller’s accounting policies and classifications. During the preparation of these unaudited pro forma condensed combined financial statements, Herman Miller did not become aware of any material differences between the accounting policies of Herman Miller and Knoll, except for certain reclassifications necessary to conform to Herman Miller’s financial statement presentation. The following describes these reclassifications:

A.	Reclassification of Design and research expenses from Selling, general and administrative to a separate line item to conform with Herman Miller's financial statement line item presentation.

B	Reclassification of Warranty related expenses from Cost of sales to Selling, general and administrative to conform with Herman Miller's presentation.

C	Reclassification of Royalty related expenses from Cost of sales to Design and research to conform with Herman Miller's presentation.

D	Reclassification of certain pricing elements related to direct customer sales from Selling, general and administrative to Cost of sales to align with Herman Miller's presentation.

4. Unaudited Pro Forma Balance Sheet Adjustments

A.	Represents adjustments to the combined company cash balance to complete and fund the Merger, including (i) net proceeds from Herman Miller’s new debt and subsequent Knoll debt payoff (see pro forma footnote Note 4(G) below), (ii) estimated cash consideration to be paid at the closing of the Merger, and (iii) Herman Miller and Knoll severance and transaction costs anticipated to be paid by each party (in millions):

Net proceeds from Herman Miller's new debt	$1,282.8
Cash consideration to be paid upon Merger	(799.7)
Settlement of Knoll interest rate swap liabilities	(7.6)
Consideration for settlement of pre-existing payable to Knoll	3.9
Pro forma cash payments at Merger under severance and retention agreements	(18.1)
Herman Miller transaction costs	(26.7)
Debt payoff	(575.6)
Knoll transaction costs	(24.9)
Net adjustment to cash and cash equivalents	$(165.9)

B.	Represents the elimination of Accounts receivable, net and Accounts payable between Herman Miller and Knoll related to historical sales transactions between the two companies.

C.	Represents the reduction of Herman Miller's inventory held at the end of the period to Knoll cost and the preliminary adjustment to the carrying value of Knoll's inventories from its recorded value to its preliminary estimated fair value. The estimated fair value is expected to be amortized into cost of goods sold based on historical inventory turnover for Knoll. The estimated fair value and amortization period are preliminary and subject to change once Herman Miller has sufficient information as to the specific types, nature, age, condition, and location of Knoll's inventory (in millions):

Reduction of Herman Miller inventory held at the end of the period to Knoll cost for inventory purchased from Knoll	$(1.9)
Knoll’s historical Inventory, net book value	(206.5)
Estimated fair value of inventories acquired	219.1
Net adjustment to Inventories, net	$10.7

D.	Represents the preliminary adjustment to the carrying value of Knoll's property and equipment from its recorded net book value to its preliminary estimated fair value. The estimated fair value is expected to be depreciated over the estimated useful lives of the assets, generally on a straight-line basis. The weighted average useful lives of all property and equipment are 10 years. The estimated fair values and estimated useful lives are preliminary (in millions):

Knoll’s historical Property and equipment, net book value	$(236.9)
Estimated fair value of property and equipment acquired	287.9
Net adjustment to Property and equipment, net	$51.0

E.	Represents the net adjustment to goodwill, as follows (in millions):

Elimination of Knoll’s historical goodwill	$(341.1)
Goodwill to be recorded based on the estimated preliminary purchase price allocation	915.9
Net adjustment to goodwill	$574.8

F.	Represents the adjustment to record net intangible assets to estimated fair values based on preliminary purchase price allocation, as follows (in millions):

	Estimated Fair Value	Estimated Remaining Useful Life (in years)
Customer relationships	$268.0	2 - 15 Years
Tradenames - Indefinite Lived	397.0	Indefinite
Tradenames - Amortizing	23.0	5 - 10 Years
Designs	29.0	9 - 15 Years
Backlog	53.0	Less than 1 Year
Estimated fair value of intangible assets acquired	770.0
Elimination of Knoll's historical intangible asset	(340.1)
Net adjustment to intangible assets	$429.9

G.	Herman Miller funded the cash portion of the Merger consideration with a combination of new debt and cash on hand. In connection with the acquisition of Knoll, in July, 2021, the Company entered into a credit agreement that provided for a syndicated revolving line of credit and two term loans. The revolving line of credit provides the Company with up to $725 million in revolving variable interest borrowing capacity that matures in July 2026, replacing the previous $500 million syndicated revolving line of credit. The term loans consist of a five-year senior secured term loan "A" facility with an aggregate principal amount of $400 million and a seven-year senior secured term loan "B" facility with an aggregate principal amount of $625 million, the proceeds of which were used to finance a portion of the cash consideration for the acquisition of Knoll, for the repayment of certain debt of Knoll and Herman Miller and to pay fees, costs and expenses related to the acquisition and related finances.

Adjustments to Short-term borrowings and current portion of long-term debt and Long-term debt include the following:

Herman Miller proceeds from issuance of debt, net of issuance costs	$1,282.8
Extinguishment of certain existing indebtedness of Herman Miller, including recognition of unamortized debt issuance costs	(273.9)
Extinguishment of certain existing indebtedness of Knoll (includes current and long-term portions)	(283.8)
Net adjustment to debt	$725.1

In addition, the Unaudited Pro Forma Balance Sheet also reflects the elimination of Knoll's interest rate swap liability as of March 31, 2021 because the interest rate swap was settled in connection with the issuance of long-term debt to finance the acquisition. As of March 31, 2021, the fair value of the interest rate swap was $7.6 million, with $4.7 million and $2.9 million included within Other current liabilities and Other liabilities, respectively.

H.	Represents the adjustment to long-term deferred income tax liabilities, as follows (in millions):

Deferred tax liability adjustment on the fair value of purchased intangibles, net	$162.0
Deferred tax asset on the pro forma adjustment for Herman Miller’s transaction costs	(6.4)
Net adjustment to long-term deferred income tax liabilities	$155.6

Goodwill arising from the acquisition is not deductible for tax reporting purposes and no deferred taxes have been provided. Additional adjustments to Knoll's historical deferred tax balances may be necessary and those adjustments may be material.

I.	Represents the elimination of Knoll's preferred stock and historical stockholder's equity and the increase of $710.7 million to common stock and additional paid-in capital of the combined company for the fair value of Herman Miller stock consideration.

J.	Represents the net pro forma adjustment to retained earnings, as follows (in millions):

Elimination of Knoll's historical retained earnings	$(410.9)
Effect of pro forma acquisition related transaction and severance costs	(69.7)
Reduction of Herman Miller inventory held at the end of the period to Knoll cost for inventory purchased from Knoll	(1.9)
Recognition of a tax benefit related to tax-deductible transaction costs	6.4
Recognition of an estimated make whole premium related to the extinguishment of certain existing indebtedness of Herman Miller	(13.0)
Recognition of unamortized debt issuance costs related to the extinguishment of certain existing indebtedness of Herman Miller	(1.7)
Net adjustment to retained earnings	$(490.8)

5. Unaudited Pro Forma Income Statement Adjustments

A.	Represents the elimination of historical sales between Herman Miller and Knoll, primarily related to sales from Knoll to Herman Miller.

B.	Represents cost of sales adjustments related to the sales adjustments described in pro forma footnote Note 5(A) above, the elimination of intercompany profit in Herman Miller and Knoll's unsold ending inventory, and increased depreciation and amortization of the step-up in property and equipment associated with the preliminary valuation (in millions):

Twelve months ended May 29, 2021
Eliminate Herman Miller purchases from Knoll	$(19.6)
Depreciation of property and equipment fair value adjustment	2.4
Net period change in Herman Miller inventory purchased from Knoll to Knoll cost	0.5
Net pro forma impact to Cost of sales	$(16.7)

Not included in the table above is inventory fair value amortization of $10.7 million associated with the preliminary valuation that will increase Cost of sales during the twelve months ended May 29, 2021.

C.	Represents increased depreciation expense associated with the step-up in property and equipment fair values associated with the preliminary valuation (in millions):

Twelve months ended May 29, 2021
Depreciation of property and equipment fair value adjustment	$2.7

D.	Represents the elimination of historical amortization expense related to Knoll's intangible assets and the addition of amortization expense from the acquired intangible assets based on the preliminary estimated fair values and useful lives as discussed in Note 2 — Estimated Purchase Consideration and Preliminary Purchase Price Allocation and Note 4—Unaudited Pro Forma Balance Sheet Adjustments (in millions):

Twelve months ended May 29, 2021
Elimination of Knoll historical Intangible assets, net amortization expense	$(11.6)

New amortization expense for newly acquired intangible assets
Amortization of acquired backlog	$53.0
Amortization of customer relationships	$19.2
Amortization of patents, tradenames and designs	4.1
Total new amortization expense from newly acquired intangible assets	76.3
Total pro forma amortization expense adjustment	$64.7

E.
As described in pro forma footnote Note 4(G) above, Herman Miller funded the cash portion of the Merger consideration with a combination of new debt and cash on hand.

Borrowings under the Senior Facilities bear interest at a rate per annum equal to, at the Company’s option, either a LIBOR rate (subject to a 0.00% floor) or a base rate, in each case plus an applicable margin of, initially, (i) in the case of borrowings under the Term Loan A Facility, 1.50% for LIBOR loans and 0.50% for base rate loans, (ii) in the case of borrowings under the Term Loan B Facility, 2.00% for LIBOR loans and 1.00% for base rate loans and (iii) in the case of borrowings under the Revolving Credit Facility, 1.50% for LIBOR loans and 0.50% for base rate loans. The applicable margin for borrowings under each of the Senior Facilities varies depending on the Company’s first lien secured net leverage ratio. The Company is also required to pay a commitment fee initially equal to 0.20% per annum to the lenders under the Revolving Credit Facility in respect of the unutilized commitments thereunder. The commitment fee under the Revolving Credit Facility varies depending on the Company’s first lien secured net leverage ratio.

For pro forma purposes, the LIBOR rate used was 0.13225%, which represents the USD 3-month rate as of September 24, 2021. A change of 0.125% in the interest rate would result in an increase or decrease in interest expense of $0.9 million for the twelve months ended May 29, 2021.

Adjustments to interest expense include the following: (in millions):

Twelve months ended May 29, 2021
Interest expense related to new debt used to finance a portion of the Merger	$30.1
Amortization of new debt issuance costs to interest expense	3.9
Pro forma adjustment to reflect repayment of certain Herman Miller debt	(5.2)
Pro forma adjustment to reflect repayment of Knoll debt	(15.5)
Net pro forma impact to interest expense:	$13.3

F.	Reflects the adjustments for share-based compensation expense related to outstanding Knoll equity awards that were converted into an award in respect of shares of Company Common Stock as set forth in the Merger Agreement. Knoll's historical share-based compensation expense was eliminated and replaced with the fair-value-based measure of the replacement award, less the amount attributed to purchase consideration and recognized over the remaining service period. This adjustment also includes the impact of accelerated stock-compensation expense for awards that vested at the Closing Date for employee terminations at Closing, driven by the change-in-control provisions for the underlying award. The adjustment does not include the impact from any accelerated vesting related to employees terminated subsequent to the close of the Merger. This impact could be material. The adjustment to share-based compensation expense is as follows (in millions):

Twelve months ended May 29, 2021
Selling, general and administrative	$4.1

G.	Represents adjustments to reverse non-recurring transaction costs which were recorded in Herman Miller and Knoll's Selling, general and administrative expenses in the historical statements of operations. The adjustment is $11.5 million of transaction costs related to financial advisory, due diligence and consulting fees for the twelve months ended May 29, 2021.

H.	Represents the impact to income tax expense, as follows (in millions):

Twelve months ended May 29, 2021
Income tax impact of transaction costs	$2.9
Income tax impact of sales and cost of goods sold adjustments	(0.7)
Income tax impact of the net increase in interest expense	(3.3)
Income tax impact of the net increase in depreciation expense	(1.3)
Income tax impact of the net increase in amortization expense	(16.0)
Income tax impact of the share-based compensation expense adjustment	(1.0)
Total pro forma adjustments for Income tax expense	$(19.5)

The net pro forma adjustments to income tax expense reflect the tax effect of the pro forma adjustments using the blended statutory rate of 24.8% for the twelve months ended May 29, 2021. The applicable statutory tax rates used for these Unaudited Pro Forma Financial Statements will likely vary from the actual effective rates in periods as of and subsequent to the completion of the Merger.

I.	Represents an adjustment to reverse Net earnings attributable to holders of Knoll preferred stock as Herman Miller purchased all Knoll preferred stock as part of the acquisition.

J.	The unaudited pro forma condensed combined basic and diluted earnings per share calculations are based on the combined basic and diluted weighted average shares, after giving effect to the equity exchange ratio. The historical basic and diluted weighted average shares of Knoll are assumed to be replaced by the shares expected to be issued by Herman Miller to effect the Merger, as follows (in millions, except share and per share amounts):

Twelve months ended May 29, 2021
Pro Forma Weighted Average Shares (Basic)
Herman Miller historical weighted average shares outstanding (basic)	58,931,268
Shares issued as consideration for outstanding shares of Knoll Common Stock	16,260,160
Pro Forma Weighted Average Shares (Basic)	75,191,428

Pro Forma Weighted Average Shares (Diluted)
Herman Miller historical weighted average shares outstanding (diluted)	59,389,598
Shares issued as consideration for outstanding shares of Knoll Common Stock	16,260,160
Dilutive impact of Herman Miller awards issued to Knoll employees vesting post-close	857,640
Pro Forma Weighted Average Shares (Diluted)	76,507,398

Pro Forma Basic (Loss) Earnings Per Share
Pro forma net (loss) earnings	$95.8
Pro forma weighted average shares (basic)	75,191,428
Pro Forma Basic (Loss) Earnings Per Share	$1.27

Pro Forma Diluted (Loss) Earnings Per Share
Pro forma net (loss) earnings	$95.8
Pro forma weighted average shares (diluted)	76,507,398
Pro Forma Diluted (Loss) Earnings Per Share	$1.25